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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 22, 1997 except for Note 9, as to which the date is December 31, 1997 and Note 10 as to which the date is January ,
1998, in the Registration Statement (Form S-1 No. 333-   ) and related
Prospectus of Command Systems, Inc. for the registration of 2,400,000 shares of its common stock.

Hartford, Connecticut
January  , 1998

  The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 10 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

Hartford, Connecticut
January 8, 1998